UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 23, 2017

INTELLIGENT SYSTEMS CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

4355 Shackleford Road, Norcross, Georgia		30093
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

a.	Departure of Directors

Ms. Cherie M. Fuzzell resigned as a director of Intelligent Systems Corporation (the “Registrant”), effective on September 23, 2017. Ms. Fuzzell had chaired the Registrant’s Audit Committee and was a member on the Registrant’s Compensation Committee. Ms. Fuzzell’s resignation from the Board of Directors (the “Board”) did not result from any disagreement with the Registrant.

d.	Appointment of Directors

On September 27, 2017, the Board of Directors (the “Board”) of Intelligent Systems Corporation (the “Registrant”), appointed A. Russell Chandler III as a director effective immediately. The Registrant’s Board has determined that Mr. Chandler is an independent director. The Registrant entered into a Director Indemnification Agreement with Mr. Chandler on September 28, 2017. The Director Indemnification Agreement is the Registrant’s standard agreement that sets forth the terms and conditions for indemnification of and payment of certain expenses related to Mr. Chandler’s service on the Board of the Registrant. Mr. Chandler was appointed by the Board to serve on the Audit Committee and the Compensation Committee. As a newly elected member of the Board, Mr. Chandler was provided an initial grant of 5,000 options to purchase the Registrant’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2017	INTELLIGENT SYSTEMS CORPORATION
(Registrant)

/s/ J. Leland Strange
	By:	J. Leland Strange
Chief Executive Officer

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